Exhibit 10.1

MANAGEMENT AGREEMENT
This AGREEMENT made as of the 17th day of September  2020 by and among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), CERES ORION L.P., a New York limited partnership (the “Partnership”) and GREENWAVE CAPITAL MANAGEMENT LLC, a Delaware limited liability company (“Greenwave” or the “Advisor”).
W I T N E S S E T H :
WHEREAS, CMF is the general partner of the Partnership, a limited partnership organized for the purpose of speculative trading of commodity interests, including futures contracts, options, forward contracts, swaps and other derivative instruments with the objective of achieving capital appreciation; and
WHEREAS, such trading is to be conducted directly or indirectly through investment in a master fund of which CMF would be the trading manager and Greenwave would be the advisor; and
WHEREAS, the Fifth Amended and Restated Limited Partnership Agreement dated as of March 31, 2019, as amended (the “Partnership Agreement”) permits CMF to delegate to one or more commodity trading advisors CMF’s authority to make trading decisions for the Partnership, which advisors may or may not have any prior experience managing client funds; and
WHEREAS, the Advisor is registered as a commodity trading advisor with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”); and
WHEREAS, CMF is registered as a commodity pool operator with the CFTC and is a member of NFA; and
WHEREAS, CMF, the Partnership and the Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory services in connection with the conduct by the Partnership of its commodity interest trading activities during the term of this Agreement.
NOW, THEREFORE, the parties agree as follows:
1.   DUTIES OF THE ADVISOR.  (a) For the period and on the terms and conditions of this Agreement, effective October 1, 2020, the Advisor shall have sole authority and responsibility, as one of the Partnership’s agents and attorneys-in-fact, for directing the investment and reinvestment of the assets and funds of the Partnership, whether directly or indirectly through the master fund, allocated to it from time to time by CMF in commodity interests, including commodity futures contracts, options and forward contracts. The Advisor may also engage in swap and other derivative transactions on behalf of the Partnership with the prior written approval of CMF. All such trading on behalf of the Partnership shall be in accordance with (i) the trading policies expressly set forth in Appendix B hereto (the “CMF Trading Policies”), as such trading policies may be changed from time to time upon receipt by the Advisor of prior written notice of such change, and (ii) pursuant to the trading strategy selected by CMF to be utilized by the Advisor in managing the Partnership’s assets.  CMF has initially selected to allocate to an enhanced version of the Advisor’s Greenwave Flagship Plus 2X Program (the “Program”)as described in Appendix A attached hereto, to manage the Partnership’s assets allocated to it.  Any open positions or other investments at the time of receipt of such notice of a change in trading policy shall not be deemed to violate the changed policy and shall be closed or sold in the ordinary course of trading.  The Advisor may not deviate from the CMF Trading Policies set forth in Appendix B without the prior written consent of the Partnership given by CMF.  The Advisor makes no representation or warranty that the trading to be directed by it for the Partnership will be profitable or will not incur losses.

(b)   CMF acknowledges receipt of the description of the Advisor’s Program, attached hereto as Appendix A. All trades made by the Advisor for the account of the Partnership, whether directly or indirectly through a master fund, shall be made through such commodity broker or brokers as CMF shall direct, and the Advisor shall have no authority or responsibility for selecting or supervising any such broker in connection with the execution, clearance or confirmation of transactions for the Partnership or for the negotiation of brokerage rates charged therefor.  However, the Advisor, with the prior written permission (by original, fax copy or email copy) of CMF, may direct any and all trades in commodity futures and options to a futures commission merchant or independent floor broker it chooses for execution with instructions to give-up the trades to the broker designated by CMF, provided that the futures commission merchant or independent floor broker and any give-up or floor brokerage fees are approved in advance by CMF.  The Advisor, with the prior written permission (by original, fax copy or email copy) of CMF, may enter into swaps and other derivative transactions with any swap dealer it chooses for execution with instructions to give-up the trades to the broker designated by CMF, provided that the swap dealer and any give-up or other fees are approved in advance by CMF.  All give-up or similar fees relating to the foregoing shall be paid by the Partnership after all parties have executed the relevant give-up agreements (via EGUS or by original, fax copy or email copy).
(c)   The initial allocation of the Partnership’s assets to the Advisor shall be made to the Program, as described in Appendix A; provided however, that CMF and the Partnership agree that the amount of assets of the Partnership allocated to the Advisor, either directly or indirectly through a master fund (“Allocated Amount”), will have a trading level of up to 3.0 times the Allocated Amount, unless otherwise agreed to in writing by CMF and the Advisor. In the event the Advisor wishes to use a trading system or methodology other than or in addition to the Program in connection with its trading for the Partnership, either in whole or in part, it may not do so unless the Advisor gives CMF prior written notice of its intention to utilize such different trading system or methodology and CMF consents thereto in writing.  In addition, the Advisor will provide five days’ prior written notice to CMF of any change in the trading system or methodology to be utilized for the Partnership which the Advisor deems material.  If the Advisor deems such change in system or methodology or in markets traded to be material, the changed system or methodology or markets traded will not be utilized for the Partnership without the prior written consent of CMF.  In addition, the Advisor will notify CMF of any changes to the trading system or methodology that would require a change in the description of the trading strategy or methods described in Appendix A to be materially accurate.  Further, the Advisor will provide the Partnership with a current list of all commodity interests to be traded for the Partnership’s account, which will be attached as Appendix C to this Agreement, and the Advisor will not trade any additional commodity interests for such account without providing notice thereof to CMF and receiving CMF’s written approval.  The Advisor also agrees to provide CMF, on a monthly basis, with a written report of the assets under the Advisor’s management together with all other matters deemed by the Advisor to be material changes to its business not previously reported to CMF.  The Advisor further agrees that it will convert foreign currency balances (not required to margin positions denominated in a foreign currency) to U.S. dollars no less frequently than monthly.  U.S. dollar equivalents in individual foreign currencies of more than $100,000 will be converted to U.S. dollars within one business day after such funds are no longer needed to margin foreign positions.

(d)   The Advisor agrees to make all material disclosures to the Partnership regarding itself and its principals as defined in Part 4 of the CFTC’s regulations (“principals”), its members, directors, officers, and employees, their trading performance and general trading methods, its customer accounts (but not the identities of or identifying information with respect to its customers) and otherwise as are required in the reasonable judgment of CMF to be made in any filings required by federal or state law or NFA rule or order.  Notwithstanding Sections 1(d) and 4(d) of this Agreement, the Advisor is not required to disclose the actual trading results of proprietary accounts of the Advisor or its principals unless CMF reasonably determines that such disclosure is required in order to fulfill its fiduciary obligations to the Partnership or the reporting, filing or other obligations imposed on it by federal or state law or NFA rule or order.  The Partnership and CMF acknowledge that the trading advice to be provided by the Advisor is a property right belonging to the Advisor and that they will keep all such advice confidential.
(e)   The Advisor understands and agrees that CMF may designate other trading advisors for the Partnership and apportion or reapportion to such other trading advisors the management of an amount of Net Assets of the Partnership (as defined in Section 3(b) hereof) as it shall determine in its absolute discretion.  The designation of other trading advisors and the apportionment or reapportionment of Net Assets of the Partnership to any such trading advisors pursuant to this Section 1 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the parties hereunder.
(f)   CMF may, from time to time, in its absolute discretion, select additional trading advisors and reapportion funds among the trading advisors for the Partnership as it deems appropriate.  CMF shall use its best efforts to make reapportionments, if any, as of the first day of a calendar month.  The Advisor agrees that it may be called upon at any time promptly to liquidate positions in CMF’s sole discretion so that CMF may reallocate the Partnership’s assets, meet margin calls on the Partnership’s account, fund redemptions, or for any other reason, except that CMF will not require the liquidation of specific positions by the Advisor.  CMF will use its best efforts to give two days prior notice to the Advisor of any reallocations or liquidations.
(g)   The Advisor shall assume financial responsibility for any errors committed or caused by it in transmitting orders for the purchase or sale of commodity interests for the Partnership’s account including payment to the brokers of the floor brokerage commissions, exchange, NFA fees, and other transaction charges and give-up charges incurred by the brokers on such trades.  The Advisor’s errors shall include, but not be limited to, inputting improper trading signals or communicating incorrect orders to the commodity brokers. The Advisor shall have an affirmative obligation to promptly notify CMF in accordance with the provisions of Section 8(a)(iii) of any errors with respect to the account, and the Advisor shall use its best efforts to identify and promptly notify CMF of any order or trade which the Advisor reasonably believes was not executed in accordance with its instructions to any broker utilized to execute orders for the Partnership.

2.   INDEPENDENCE OF THE ADVISOR.  For all purposes herein, the Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Partnership in any way and shall not be deemed an agent, promoter or sponsor of the Partnership, CMF, or any other trading advisor.  The Advisor shall not be responsible to the Partnership, CMF, any trading advisor or any limited partners for any acts or omissions of any other trading advisor to the Partnership.
3.   COMPENSATION.  (a) In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee (“Incentive Fee”) payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services (“Management Fee”) equal to 1/12 of 0.75% (0.75% per year) of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the Net Assets of the Partnership allocated to the Advisor as of the last business day of each month by 0.75% and dividing the result thereof by 12).
(b)   “Net Assets of the Partnership” shall have the meaning set forth in Section 7(d)(2) of the Partnership Agreement and without regard to further amendments thereto, provided that in determining the Net Assets of the Partnership on any date, no adjustment shall be made to reflect any distributions, redemptions, management fees, administrative fees, ongoing selling agent fees or Incentive Fees payable as of the date of such determination.
(c)   “New Trading Profits” shall mean the excess, if any, of Net Assets of the Partnership managed by the Advisor at the end of the fiscal period over Net Assets of the Partnership managed by the Advisor at the end of the highest previous fiscal period or Net Assets of the Partnership allocated to the Advisor at the date trading commences by the Advisor for the Partnership, whichever is higher, and as further adjusted to eliminate the effect on Net Assets of the Partnership resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership’s assets during the fiscal period, whether the assets are held separately or in margin accounts.  Ongoing expenses shall be attributed to the Advisor based on the Advisor’s proportionate share of Net Assets of the Partnership.  Ongoing expenses shall not include expenses of litigation not involving the activities of the Advisor on behalf of the Partnership.  Ongoing expenses include offering and organizational expenses of the Partnership.  No Incentive Fee shall be paid to the Advisor until the end of the first full calendar quarter period of the Advisor’s trading for the Partnership, which fee shall be based on New Trading Profits (if any) earned from the commencement of trading by the Advisor on behalf of the Partnership through the end of the first full calendar quarter period of such trading (which, for the avoidance of doubt, shall be December 31, 2020).  Interest income earned, if any, shall not be taken into account in computing New Trading Profits earned by the Advisor.  If Net Assets of the Partnership allocated to the Advisor are reduced due to redemptions, distributions or reallocations (net of additions), there shall be a corresponding proportional reduction in the related loss carryforward amount that must be recouped before the Advisor is eligible to receive another Incentive Fee.

(d)   Quarterly Incentive Fees and monthly Management Fees shall be paid within twenty (20) business days following the end of the period for which such fee is payable.  In the event of the termination of this Agreement as of any date which shall not be the end of a calendar quarter period or a calendar month, as the case may be, the quarterly Incentive Fee shall be computed as if the effective date of termination were the last day of the then current quarterly period and the monthly Management Fee shall be prorated to the effective date of termination.  If, during any month, the Partnership does not conduct business operations or the Advisor is unable to provide the services contemplated herein for more than two successive business days, the monthly Management Fee shall be prorated by the ratio which the number of business days during which CMF conducted the Partnership’s business operations or utilized the Advisor’s services bears in the month to the total number of business days in such month.
(e)   The provisions of this Section 3 shall survive the termination of this Agreement.
4.   RIGHT TO ENGAGE IN OTHER ACTIVITIES.  (a) The services provided by the Advisor hereunder are not to be deemed exclusive.  CMF on its own behalf and on behalf of the Partnership acknowledges that, subject to the terms of this Agreement, the Advisor and its officers, manager(s), employees and member(s) may render advisory, consulting and management services to other clients and accounts. The Advisor and its officers, manager(s), employees and member(s) shall be free to trade for their own accounts and to advise other investors and manage other commodity accounts during the term of this Agreement and to use the same information, computer programs and trading strategies, programs or formulas which they obtain, produce or utilize in the performance of services to CMF for the Partnership.  However, the Advisor represents, warrants and agrees that it believes the rendering of such consulting, advisory and management services to other accounts and entities will not require any material change in the Advisor’s basic trading strategies for the Partnership and will not affect the capacity of the Advisor to continue to render services to CMF for the Partnership of the quality and nature contemplated by this Agreement.
(b)   If, at any time during the term of this Agreement, the Advisor is required to aggregate the Partnership’s commodity positions with the positions of any other person for purposes of applying CFTC‑ or exchange‑imposed speculative position limits, the Advisor agrees that it will promptly notify CMF in writing if the Partnership’s positions are included in an aggregate amount which exceeds the applicable speculative position limit.  The Advisor agrees that, if its trading recommendations are altered because of the application of any speculative position limits, it will not modify the trading instructions with respect to the Partnership’s account in such manner as to affect the Partnership substantially disproportionately as compared with the Advisor’s other accounts.  The Advisor further represents, warrants and agrees that under no circumstances will it knowingly or deliberately use trading programs, strategies or methods for the Partnership that are inferior to strategies or methods employed for any other client or account and that it will not knowingly or deliberately favor any client or account managed by it over any other client or account in any manner, it being acknowledged, however, that different trading programs, strategies or methods may be utilized for differing sizes of accounts, accounts with different trading policies or risk parameters, accounts experiencing differing inflows or outflows of equity, accounts that commence trading at different times, accounts that have different portfolios or different fiscal years, accounts utilizing different executing brokers and accounts with other differences, and that such differences may cause divergent trading results.

(c)   It is acknowledged that the Advisor and/or its officers, directors, employees and members presently act, and it is agreed that they may continue to act, as advisor for other accounts managed by them, and may continue to receive compensation with respect to services for such accounts in amounts which may be more or less than the amounts received from the Partnership.
(d)   The Advisor agrees that it shall make such information available to CMF respecting the performance of the Partnership’s account as compared to the performance of other accounts managed by the Advisor or its principals, if any, as shall be reasonably requested by CMF.  The Advisor presently believes and represents that existing speculative position limits will not materially adversely affect its ability to manage the Partnership’s account given the potential size of the Partnership’s account and the Advisor’s and its principals’ current accounts and all proposed accounts for which they have contracted to act as trading advisor.
5.   TERM.  (a) This Agreement shall continue in effect until December 31, 2021 (the “Initial Termination Date”).  If this Agreement is not terminated on the Initial Termination Date, as provided for herein, then, this Agreement shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until this Agreement is otherwise terminated, as provided for herein. At any time during the term of this Agreement, CMF may terminate this Agreement upon 30 days’ notice to the Advisor.  At any time during the term of this Agreement, CMF may elect to immediately terminate this Agreement if (i) the Net Asset Value per Unit of the Partnership shall decline as of the close of business on any day to $400 or less; (ii) the Net Assets of the Partnership allocated to the Advisor through a master fund (adjusted for redemptions, distributions, withdrawals or reallocations, if any) decline by 20% or more as of the end of a trading day from such Net Assets of the Partnership’s previous highest value; (iii) limited partners owning at least 50% of the outstanding units of the Partnership (excluding interests owned by CMF, an affiliate of CMF other than the Partnership, or any of their employees) shall vote to require CMF to terminate this Agreement; (iv) the Advisor fails to comply with the terms of this Agreement; (v) CMF, in good faith, reasonably determines that the performance of the Advisor has been such that CMF’s fiduciary duties to the Partnership require CMF to terminate this Agreement; (vi) CMF reasonably believes that the application of speculative position limits will substantially affect the performance of the Partnership; (vii) the Advisor fails to conform to the trading policies set forth in Appendix B attached hereto, as they may be changed from time to time; (viii) the Advisor merges, consolidates with another entity, sells a substantial portion of its assets, or becomes bankrupt or insolvent, (ix) Jamie Charles dies, becomes incapacitated, leaves the employ of the Advisor, ceases to control the Advisor or is otherwise not managing the trading programs or systems of the Advisor, (x) the Advisor’s registration as a commodity trading advisor with the CFTC or its membership in NFA or any other regulatory authority, is terminated or suspended; or (xi) CMF reasonably believes that the Advisor has contributed or may contribute to any material operational, business or reputational risk to CMF or CMF’s affiliates.  This Agreement will immediately terminate upon dissolution of the Partnership or upon cessation of trading by the Partnership prior to dissolution.

(b)   The Advisor may terminate this Agreement by giving not less than 30 days’ written notice to CMF (i) after the Initial Termination Date; or (ii) in the event that CMF or the Partnership fails to comply with the terms of this Agreement.  The Advisor may immediately terminate this Agreement if CMF’s registration as a commodity pool operator or its membership in NFA is terminated or suspended.
(c)   Except as otherwise provided in this Agreement, any termination of this Agreement in accordance with this Section 5 shall be without penalty or liability to any party, except for any fees due to the Advisor pursuant to Section 3 hereof.
6.   INDEMNIFICATION.  (a)(i) In any threatened, pending or completed action, suit, or proceeding to which the Advisor was or is a party or is threatened to be made a party arising out of or in connection with this Agreement or the management of the Partnership’s assets by the Advisor or the offering and sale of units in the Partnership, CMF shall, subject to subsection (a)(iii) of this Section 6, indemnify and hold harmless the Advisor against any loss, liability, damage, fine, penalty, obligation, cost, expense (including, without limitation, attorneys’ and accountants’ fees, collection fees, court costs and other legal expenses), judgments and awards and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit, or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that its conduct did not constitute negligence, bad faith, recklessness, intentional misconduct, or a breach of its fiduciary obligations to the Partnership as a commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper; and further provided that no indemnification shall be available from the Partnership if such indemnification is prohibited by Section 16 of the Partnership Agreement.  The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership.
(ii)   Without limiting subsection (i) above, to the extent that the Advisor has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection (i) above, or in defense of any claim, issue or matter therein, CMF shall indemnify the Advisor against the expenses (including, without limitation, attorneys’ and accountants’ fees) actually and reasonably incurred by it in connection therewith.
(iii)   Any indemnification under subsection (i) above, unless ordered by a court or administrative forum, shall be made by CMF only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that such indemnification is proper in the circumstances because the Advisor has met the applicable standard of conduct set forth in subsection (i) above.  Such independent legal counsel shall be selected by CMF in a timely manner, subject to the Advisor’s approval, which approval shall not be unreasonably withheld.  The Advisor will be deemed to have approved CMF’s selection unless the Advisor notifies CMF in writing, received by CMF within five days of CMF’s telecopying to the Advisor of the notice of CMF’s selection, that the Advisor does not approve the selection.

(iv)   In the event the Advisor is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the Partnership’s or CMF’s activities or claimed activities unrelated to the Advisor, CMF shall indemnify, defend and hold harmless the Advisor against any loss, liability, damage, fine, penalty, obligation, cost or expense (including, without limitation, attorneys’ and accountants’ fees, court costs and other legal expenses) incurred in connection therewith.
(v)   As used in this Section 6(a), the term “Advisor” shall include the Advisor, its affiliates, principals, officers, manager(s), employees and member(s) and the term “CMF” shall include the Partnership.
(b)   (i) The Advisor agrees to indemnify, defend and hold harmless CMF, the Partnership and their affiliates against any loss, liability, damage, fine, penalty, obligation, cost or expense (including, without limitation, attorneys’ and accountants’ fees, collection fees, court costs and other legal expenses), judgments and awards and amounts paid in settlement reasonably incurred by them (A) as a result of the breach of any representations and warranties or covenants made by the Advisor in this Agreement, or (B) as a result of any act or omission of the Advisor relating to the Partnership if (i) there has been a final judicial or regulatory determination or a written opinion of an arbitrator pursuant to Section 14 hereof, to the effect that such acts or omissions violated the terms of this Agreement in any material respect or involved negligence, bad faith, recklessness or intentional misconduct on the part of the Advisor (except as otherwise provided in Section 1(g)), or (ii) there has been a settlement of any action or proceeding with the Advisor’s prior written consent.
(ii)   In the event CMF, the Partnership or any of their affiliates is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the activities or claimed activities of the Advisor or its principals, officers, directors, employees and partners unrelated to CMF’s or the Partnership’s business, the Advisor shall indemnify, defend and hold harmless CMF, the Partnership or any of their affiliates against any loss, liability, damage, fine, penalty, obligation cost or expense (including, without limitation, attorneys’ and accountants’ fees, collection fees, court costs and other legal expenses) judgments, awards and amounts including amounts paid in settlement incurred in connection therewith.
(c)   In the event that a person entitled to indemnification under this Section 6 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.
(d)   None of the indemnifications contained in this Section 6 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent, which shall not be unreasonably withheld or delayed, of the party obligated to indemnify such party.
(e)   The provisions of this Section 6 shall survive the termination of this Agreement.

7.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
(a)   The Advisor represents and warrants that:
(i)   All information with respect to the Advisor and its principals and the trading performance of any of them that has been provided to CMF, including, without limitation, the description of the Program contained in Appendix A, is complete and accurate in all material respects and such information does not contain any untrue statement of a material fact or omit to state a material fact that is necessary to make such statements and information therein not misleading.  All references to the Advisor and its principals, if any, in the Partnership’s current Private Placement Offering Memorandum and Disclosure Document (the “Memorandum”) or a supplement thereto will, after review and approval of such references by the Advisor prior to the use of such Memorandum in connection with the offering of Partnership units, be accurate in all material respects, except that with respect to pro forma or hypothetical performance information in such Memorandum, if any, this representation and warranty extends only to any underlying data made available by the Advisor for the preparation thereof and not to any hypothetical or pro forma adjustments.
(ii)   The information with respect to the Advisor set forth in the actual performance tables in the Memorandum, if any, is based on all of the customer accounts managed on a discretionary basis by the Advisor’s principals and/or the Advisor during the period covered by such tables and required to be disclosed therein, and such tables have been prepared by the Advisor or its agents in accordance with applicable CFTC and NFA rules and guidance, including, but not limited to, CFTC Rule 4.25.  The Advisor’s performance tables have been examined by an independent certified public accountant and the report thereon has been provided to CMF.  The Advisor will have its performance tables so examined no less frequently than annually during the term of this Agreement.
(iii)   The Advisor will be acting as a commodity trading advisor with respect to the Partnership and not as a securities investment adviser and is duly registered with the CFTC as a commodity trading advisor, is a member of NFA, and is in compliance with any such other registration and licensing requirements as shall be necessary to enable it to perform its obligations hereunder.  The Advisor agrees to maintain and renew such registrations and licenses during the term of this Agreement including, without limitation, registration as a commodity trading advisor with the CFTC and membership in NFA.
(iv)   The Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to enter into this Agreement and to provide the services required of it hereunder.
(v)   The Advisor will not, by acting as a commodity trading advisor to the Partnership, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound.

(vi)   This Agreement has been duly and validly authorized, executed and delivered by the Advisor and is a valid and binding agreement enforceable in accordance with its terms.
(vii)   At any time during the term of this Agreement that an offering memorandum or a prospectus relating to the Partnership units is required to be delivered in connection with the offer and sale thereof, the Advisor agrees upon the request of CMF to promptly provide the Partnership with such information as shall be necessary so that, as to the Advisor and its principals, such offering memorandum or prospectus is accurate.
(b)   CMF represents and warrants for itself and the Partnership that:
(i)   CMF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to perform its obligations under this Agreement.
(ii)   CMF and the Partnership have the capacity and authority to enter into this Agreement on behalf of the Partnership.
(iii)   This Agreement has been duly and validly authorized, executed and delivered on CMF’s and the Partnership’s behalf and is a valid and binding agreement of CMF and the Partnership enforceable in accordance with its terms.
(iv)   CMF will not, by acting as the general partner to the Partnership and the Partnership will not, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.
(v)   CMF is registered as a commodity pool operator and is a member of NFA, and it will maintain and renew such registration and membership during the term of this Agreement.
(vi)   The Partnership is a limited partnership duly organized and validly existing under the laws of the State of New York and has full limited partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement.
(vii)   The Partnership is a qualified eligible person as defined in CFTC Rule 4.7.
8.   COVENANTS OF THE ADVISOR, CMF AND THE PARTNERSHIP.
(a)    The Advisor agrees as follows:
(i)   In connection with its activities on behalf of the Partnership, the Advisor will comply with all applicable laws, including rules and regulations of the CFTC, NFA, swap execution facility and/or the commodity exchange on which any particular transaction is executed.

(ii)   The Advisor will promptly notify CMF of the commencement of any material investigation, suit, action or proceeding involving the Advisor or any of its affiliates, officers, directors, employees and members, agents or representatives, regardless of whether such investigation, suit, action or proceeding also involves CMF.  The Advisor will provide CMF with copies of any correspondence (including, but not limited to, any notice or correspondence regarding the violation, or potential violation, of position limits) from or to the CFTC, NFA or any commodity exchange in connection with an investigation or audit of the Advisor’s business activities.
(iii)   In the placement of orders for the Partnership’s account and for the accounts of any other client, the Advisor will utilize a pre-determined, systematic, fair and reasonable order entry system, which shall, on an overall basis, be no less favorable to the Partnership than to any other account managed by the Advisor.  The Advisor acknowledges its obligation to review and reconcile the Partnership’s positions, prices and equity in the account managed by the Advisor daily and, within two business days, to notify, in writing, the broker and CMF and the Partnership’s brokers of (A) any error committed by the Advisor or its principals or employees; (B) any trade which the Advisor believes was not executed in accordance with its instructions; and (C) any discrepancy with a value of $10,000 or more (due to differences in the positions, prices or equity in the account) between its records and the information reported on the account’s daily and monthly broker statements.
(iv)   The Advisor will maintain a net worth of not less than $250,000 during the term of this Agreement.
(v)   The Advisor will use its best efforts to close out all futures positions prior to any applicable delivery period, and will use its best efforts to avoid causing the Partnership to take delivery of any commodity.
(vi)   The Advisor will update any information previously provided to CMF under the Agreement, including, without limitation, information referenced in Section 7(a)(i) hereof
(vii)   The Advisor shall promptly notify CMF when the Advisor’s open positions maintained by the Advisor exceed the Advisor’s applicable speculative position limits.
(b)   CMF agrees for itself and the Partnership that:
(i)   CMF and the Partnership will comply with all applicable laws, including rules and regulations of the CFTC, NFA, swap execution facility and/or the commodity exchange on which any particular transaction is executed.
(ii)   CMF will promptly notify the Advisor of the commencement of any material suit, action or proceeding involving it or the Partnership, whether or not such suit, action or proceeding also involves the Advisor.
(iii)   CMF or the selling agents for the Partnership have policies, procedures, and internal controls in place that are reasonably designed to comply with applicable anti-money laundering laws, rules and regulations, including applicable provisions of the USA PATRIOT Act.  CMF or the selling agents for the Partnership have Customer Identification Programs (“CIP”), which require the performance of CIP due diligence in accordance with applicable USA PATRIOT Act requirements and regulatory guidance.  CMF or the selling agents for the Partnership also have policies, procedures, and internal controls in place that are reasonably designed to comply with regulations and economic sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. CMF or the selling agents for the Partnership has policies and procedures in place reasonably designed to comply with Section 312 of the USA PATRIOT Act, including processes reasonably designed to identify clients that may be senior foreign political figures1, in accordance with applicable requirements and regulatory guidance, and to conduct enhanced scrutiny on such clients where required under applicable law.  In addition, CMF or the selling agents for the Partnership has policies and procedures in place reasonably designed to prohibit accounts for foreign shell banks2 in compliance with Sections 313 & 319 of the USA PATRIOT Act.

1 A "senior foreign political figure" is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise.  In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.  For purposes of this definition, a "senior official" or "senior executive" means an individual with substantial authority over policy, operations, or the use of government-owned resources. An "immediate family member" of a senior foreign political figure means spouses, parents, siblings, children and a spouse's parents and siblings. A "close associate" of a senior foreign political figure means a person who is widely and publicly known (or is actually known) to be a close associate of a senior foreign political figure.
2 The term shell bank means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.  In addition, a shell bank generally does not employ individuals or maintain operating records.

9.   COMPLETE AGREEMENT.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.
10.   ASSIGNMENT.  This Agreement may not be assigned by any party without the express written consent of the other parties.
11.   AMENDMENT.  This Agreement may not be amended except by the written consent of the parties.
12.   NOTICES.  All notices, demands or requests required to be made or delivered under this Agreement shall be effective upon actual receipt and shall be made either by electronic (email) copy or in writing and delivered personally or by registered or certified mail or expedited courier, return receipt requested, postage prepaid, to the addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given:
If to CMF or to the Partnership:
Ceres Managed Futures LLC
522 Fifth Avenue,
New York, New York  10036
Attention:  Patrick Egan
Email:  patrick.egan@morganstanley.com
If to the Advisor:
Greenwave Capital Management LLC
221 W. 6th St, Suite 1040
Austin, Texas 78701
Attention: John Apperson

Email: john@greenwavecapital.net

13.   GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
14.   ARBITRATION.  The parties agree that any dispute or controversy arising out of or relating to this Agreement or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of NFA or, if NFA shall refuse jurisdiction, then in accordance with the rules, then in effect, of the American Arbitration Association; provided, however, that the power of the arbitrator shall be limited to interpreting this Agreement as written and the arbitrator shall state in writing his reasons for his award, and further provided, that any such arbitration shall occur within the Borough of Manhattan in New York City.  Judgment upon any award made by the arbitrator may be entered in any court of competent jurisdiction.
15.   NO THIRD PARTY BENEFICIARIES.  There are no third  party beneficiaries to this Agreement, except that certain persons not party to this Agreement may have rights under Section 6 hereof.
16.   COUNTERPARTS.  This Agreement may be executed in any number of counterparts, including via facsimile or email, each of which is an original and all of which when taken together evidence the same agreement. Any signature on the signature page of this Agreement may be an original or electronically transmitted signature or may be executed by applying an electronic signature using DocuSign© or, if permitted by CMF (such permission not to be unreasonably withheld), any other similar program.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION.  THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE.  CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.
YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY TRADING ADVISOR MAY ENGAGE IN TRADING FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE YOUR TRANSACTIONS MAY BE EFFECTED.
IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.
CERES MANAGED FUTURES LLC		GREENWAVE CAPITAL MANAGEMENT LLC

By:	/s/ Patrick T. Egan	By:
Name: Patrick T. Egan
Title: President and Director

CERES ORION L.P.

By:	Ceres Managed Futures LLC (General Partner)

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

APPENDIX A
Description of the Program
Greenwave’s Flagship Plus 2X Program employs a discretionary global macro approach with an emphasis on G20 currencies. Greenwave incorporates a two-step investment process. It begins with top down, macroeconomic analysis to determine the fundamental themes in which to engage. The goal is to identify the dominant drivers in the current market environment with a focus on central bank activity, political trends and geopolitical events. From this, Greenwave develops fundamental themes typically looking six to twelve months forward.
In the second step, Greenwave employs a multi-layered quantitative process to identify the optimal timing and trade location at which to deploy risk in these themes. While themes are typically six to twelve months in duration, Greenwave will tactically trade around these core exposures. In addition, Greenwave will take shorter term tactical trades based purely on technical analysis when the opportunity presents itself.
Finally, as part of the enhancement agreed upon with CMF, the Advisor may from time to time increase or decrease exposures on a discretionary basis with the goal of exploiting potential opportunities created during market stress or episodes of volatility.

APPENDIX B
Trading Policies of Ceres Orion L.P.
The Partnership, either directly or indirectly through an investment in a master fund, and the Advisor will follow the trading policies set forth below:
1.
The Partnership will invest its assets only in commodity interests that an advisor believes are traded in sufficient volume to permit ease of taking and liquidating positions.  Sufficient volume, in this context, refers to a level of liquidity that an advisor believes will permit it to enter and exit trades without noticeably moving the market.

2.
The Adviser will not initiate additional positions in any commodity interest if these positions would result in aggregate positions requiring margin of more than 66 2/3% of the Partnership’s net assets allocated to that advisor.  To the extent the CFTC and/or exchanges have not otherwise established margin requirements with respect to particular contracts: (i) forward contracts in currencies will be deemed to have approximately the same margin requirements as the same or similar futures contracts traded on the Chicago Mercantile Exchange; and (ii) swap contracts will be deemed to have margin requirements equivalent to the collateral deposits, if any, made with swap counterparties.

3.
The Partnership may occasionally accept delivery of a commodity.  Unless such delivery is disposed of promptly by retendering the warehouse receipt representing the delivery to the appropriate clearinghouse, the physical commodity position will be fully hedged.

4.
The Partnership will not employ the trading technique commonly known as “pyramiding,” in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities.

5.	The Partnership will not utilize borrowings except short‑term borrowings if the Partnership takes delivery of any cash commodities.
6.
The Advisor may from time to time employ trading strategies such as spreads or straddles on behalf of the Partnership.  The term “spread” or “straddle” describes a commodity futures trading strategy involving the simultaneous buying and selling of futures contracts on the same commodity but involving different delivery dates or markets and in which the trader expects to earn a profit from a widening or narrowing of the difference between the prices of the two contracts.

.
7.
The Partnership will not permit the churning of its commodity trading accounts.  The term “churning” refers to the practice of entering and exiting trades with a frequency unwarranted by legitimate efforts to profit from the trades, driven by the desire to generate commission income.

APPENDIX C
List of Commodity Interests
Description	Exchange	Bloomberg Code	Reuters Code	Sector/Type	Exchange Description
AUD/CAD Future	CME	ACA Curncy	0#1ACDA:	FxFuture	Chicago Mercantile Exchange
AUD/JPY Future	CME	AJA Curncy	0#1AJYA:	FxFuture	Chicago Mercantile Exchange
AUD/NZD Future	CME	ANA Curncy	0#1ANEA:	FxFuture	Chicago Mercantile Exchange
AUD/USD Future	CME	ADA Curncy	0#AD:	FxFuture	Chicago Mercantile Exchange
BRL/USD Future	CME	BRA Curncy	0#BR:	FxFuture	Chicago Mercantile Exchange
CAD/JPY Future	CME	CYA Curncy	0#1CJYA:	FxFuture	Chicago Mercantile Exchange
CAD/USD Future	CME	CDA Curncy	0#CD:	FxFuture	Chicago Mercantile Exchange
CHF/JPY Future	CME	SJA Curncy	0#1SJYA:	FxFuture	Chicago Mercantile Exchange
CHF/USD Future	CME	SFA Curncy	0#SF:	FxFuture	Chicago Mercantile Exchange
CZK/EUR Future	CME	EXA Curncy	0#ECZ:	FxFuture	Chicago Mercantile Exchange
CZK/USD Future	CME	CCA Curncy	0#CKO:	FxFuture	Chicago Mercantile Exchange
EUR/AUD Future	CME	EAA Curncy	0#1EADA:	FxFuture	Chicago Mercantile Exchange
EUR/CAD Future	CME	CAA Curncy	0#1ECDA:	FxFuture	Chicago Mercantile Exchange
EUR/CHF Future	CME	RFA Curncy	0#1RF:	FxFuture	Chicago Mercantile Exchange
EUR/GBP Future	CME	RPA Curncy	0#1RP:	FxFuture	Chicago Mercantile Exchange
EUR/JPY Future	CME	RYA Curncy	0#1RY:	FxFuture	Chicago Mercantile Exchange
EUR/NOK Future	CME	ENA Curncy	0#1ENKA:	FxFuture	Chicago Mercantile Exchange
EUR/SEK Future	CME	EWA Curncy	0#1ESKA:	FxFuture	Chicago Mercantile Exchange
EUR/TRY Future	CME	TRRA Curncy	0#1TLE:	FxFuture	Chicago Mercantile Exchange
EUR/USD Future	CME	ECA Curncy	0#URO:	FxFuture	Chicago Mercantile Exchange
GBP/CHF Future	CME	PSA Curncy	0#1PSFA:	FxFuture	Chicago Mercantile Exchange
GBP/JPY Future	CME	PJA Curncy	0#1PJYA:	FxFuture	Chicago Mercantile Exchange
GBP/USD Future	CME	BPA Curncy	0#BP:	FxFuture	Chicago Mercantile Exchange
HUF/EUR Future	CME	ELA Curncy	0#EHU:	FxFuture	Chicago Mercantile Exchange
HUF/USD Future	CME	HEA Curncy	0#HFO:	FxFuture	Chicago Mercantile Exchange
ILS/USD Future	CME	ISA Curncy	0#1ISR:	FxFuture	Chicago Mercantile Exchange
JPY/USD Future	CME	JYA Curncy	0#JY:	FxFuture	Chicago Mercantile Exchange
KRW/USD Future	CME	KOA Curncy	0#1KWR:	FxFuture	Chicago Mercantile Exchange
MXN/USD Future	CME	PEA Curncy	0#MP:	FxFuture	Chicago Mercantile Exchange
NOK/USD Future	CME	NOA Curncy	0#1NOKA:	FxFuture	Chicago Mercantile Exchange
NZD/USD Future	CME	NVA Curncy	0#NE:	FxFuture	Chicago Mercantile Exchange
PLN/EUR Future	CME	EIA Curncy	0#EPL:	FxFuture	Chicago Mercantile Exchange
PLN/USD Future	CME	PPA Curncy	0#PLZ:	FxFuture	Chicago Mercantile Exchange
RMB/USD Future	CME	DOA Curncy	0#1RMB:	FxFuture	Chicago Mercantile Exchange
RUB/USD Future	CME	RUA Curncy	0#RU:	FxFuture	Chicago Mercantile Exchange
SEK/USD Future	CME	SEA Curncy	0#1SEKA:	FxFuture	Chicago Mercantile Exchange

USD/TRY Future	CME	TURA Curncy	0#1TLY:	FxFuture	Chicago Mercantile Exchange
USD/ZAR Future	CME	ZRA Curncy	0#1ZRA:	FxFuture	Chicago Mercantile Exchange
ZAR/USD Future	CME	RAA Curncy	0#RA:	FxFuture	Chicago Mercantile Exchange
AUD/USD European Style Week 1 Option	CME	ADA Curncy		FxFuture	Chicago Mercantile Exchange
AUD/USD European Style Week 2 Option	CME	ADA Curncy		FxFuture	Chicago Mercantile Exchange
AUD/USD European Style Week 3 Option	CME	ADA Curncy		FxFuture	Chicago Mercantile Exchange
AUD/USD European Style Week 4 Option	CME	ADA Curncy		FxFuture	Chicago Mercantile Exchange
AUD/USD European Style Week 5 Option	CME	ADA Curncy		FxFuture	Chicago Mercantile Exchange
AUD/USD Option	CME	ADA Curncy		FxFuture	Chicago Mercantile Exchange
BRL/USD Option	CME	BRA Curncy		FxFuture	Chicago Mercantile Exchange
CAD/USD European Style Week 1 Option	CME	CDA Curncy		FxFuture	Chicago Mercantile Exchange
CAD/USD European Style Week 2 Option	CME	CDA Curncy		FxFuture	Chicago Mercantile Exchange
CAD/USD European Style Week 3 Option	CME	CDA Curncy		FxFuture	Chicago Mercantile Exchange
CAD/USD European Style Week 4 Option	CME	CDA Curncy		FxFuture	Chicago Mercantile Exchange
CAD/USD European Style Week 5 Option	CME	CDA Curncy		FxFuture	Chicago Mercantile Exchange
CAD/USD Option	CME	CDA Curncy		FxFuture	Chicago Mercantile Exchange
CHF/USD Option	CME	SFA Curncy		FxFuture	Chicago Mercantile Exchange
CZK/EUR Option	CME	EXA Curncy		FxFuture	Chicago Mercantile Exchange
CZK/USD Option	CME	CCA Curncy		FxFuture	Chicago Mercantile Exchange
EUR/CHF Option	CME	RFA Curncy		FxFuture	Chicago Mercantile Exchange
EUR/GBP Option	CME	RPA Curncy		FxFuture	Chicago Mercantile Exchange
EUR/JPY Option	CME	RYA Curncy		FxFuture	Chicago Mercantile Exchange
EUR/USD European Style Week 1 Option	CME	ECA Curncy		FxFuture	Chicago Mercantile Exchange
EUR/USD European Style Week 2 Option	CME	ECA Curncy		FxFuture	Chicago Mercantile Exchange
EUR/USD European Style Week 3 Option	CME	ECA Curncy		FxFuture	Chicago Mercantile Exchange
EUR/USD European Style Week 4 Option	CME	ECA Curncy		FxFuture	Chicago Mercantile Exchange
EUR/USD European Style Week 5 Option	CME	ECA Curncy		FxFuture	Chicago Mercantile Exchange
EUR/USD Option	CME	ECA Curncy		FxFuture	Chicago Mercantile Exchange
GBP/USD European Style Week 1 Option	CME			FxFuture	Chicago Mercantile Exchange
GBP/USD European Style Week 2 Option	CME			FxFuture	Chicago Mercantile Exchange
GBP/USD European Style Week 3 Option	CME			FxFuture	Chicago Mercantile Exchange
GBP/USD European Style Week 4 Option	CME			FxFuture	Chicago Mercantile Exchange
GBP/USD European Style Week 5 Option	CME			FxFuture	Chicago Mercantile Exchange
GBP/USD Option	CME	BPA Curncy		FxFuture	Chicago Mercantile Exchange
HUF/EUR Option	CME	ELA Curncy		FxFuture	Chicago Mercantile Exchange
HUF/USD Option	CME	HEA Curncy		FxFuture	Chicago Mercantile Exchange

ILS/USD Option	CME	ISA Curncy		FxFuture	Chicago Mercantile Exchange
JPY/USD European Style Week 1 Option	CME	JYA Curncy		FxFuture	Chicago Mercantile Exchange
JPY/USD European Style Week 2 Option	CME	JYA Curncy		FxFuture	Chicago Mercantile Exchange
JPY/USD European Style Week 3 Option	CME	JYA Curncy		FxFuture	Chicago Mercantile Exchange
JPY/USD European Style Week 4 Option	CME	JYA Curncy		FxFuture	Chicago Mercantile Exchange
JPY/USD European Style Week 5 Option	CME	JYA Curncy		FxFuture	Chicago Mercantile Exchange
JPY/USD Option	CME	JYA Curncy		FxFuture	Chicago Mercantile Exchange
KRW/USD Option	CME	KOA Curncy		FxFuture	Chicago Mercantile Exchange
MXN/USD Option	CME	PEA Curncy		FxFuture	Chicago Mercantile Exchange
NZD/USD Option	CME	NVA Curncy		FxFuture	Chicago Mercantile Exchange
PLN/EUR Option	CME	EIA Curncy		FxFuture	Chicago Mercantile Exchange
PLN/USD Option	CME	PPA Curncy		FxFuture	Chicago Mercantile Exchange
RMB/USD Option	CME	DOA Curncy		FxFuture	Chicago Mercantile Exchange
RUB/USD Option	CME	RUA Curncy		FxFuture	Chicago Mercantile Exchange
ZAR/USD Option	CME	RAA Curncy		FxFuture	Chicago Mercantile Exchange
AUD/CAD Future	FNX	ASA Curncy	0#AS:	FxFuture	ICE Futures US Currencies
AUD/JPY Future	FNX	YAA Curncy	0#YA:	FxFuture	ICE Futures US Currencies
AUD/NZD Future	FNX	ARA Curncy	0#AR:	FxFuture	ICE Futures US Currencies
AUD/USD (100) Future	FNX	KAAA Curncy	0#KAU:	FxFuture	ICE Futures US Currencies
CAD/JPY Future	FNX	HLA Curncy	0#HY:	FxFuture	ICE Futures US Currencies
CAD/USD Future	FNX	KMBA Curncy	0#KSV:	FxFuture	ICE Futures US Currencies
CHF/JPY (250) Future	FNX	KZYA Curncy	0#KZY:	FxFuture	ICE Futures US Currencies
CHF/USD Future	FNX	KMIA Curncy	0#KMF:	FxFuture	ICE Futures US Currencies
EUR/AUD (125) Future	FNX	KRAA Curncy	0#KRA:	FxFuture	ICE Futures US Currencies
EUR/CAD (125) Future	FNX	KEPA Curncy	0#KEP:	FxFuture	ICE Futures US Currencies
EUR/CHF (125) Future	FNX	KRWA Curncy	0#KRZ:	FxFuture	ICE Futures US Currencies
EUR/CZK Future	FNX	EZA Curncy	0#EZ:	FxFuture	ICE Futures US Currencies
EUR/GBP (125) Future	FNX	KGBA Curncy	0#KGB:	FxFuture	ICE Futures US Currencies
EUR/HUF Future	FNX	HRA Curncy	0#RH:	FxFuture	ICE Futures US Currencies
EUR/JPY (125) Future	FNX	KELA Curncy	0#KFJ:	FxFuture	ICE Futures US Currencies
EUR/NOK (125) Future	FNX	KOLA Curncy	0#LOK:	FxFuture	ICE Futures US Currencies
EUR/SEK (125) Future	FNX	KRPA Curncy	0#KKR:	FxFuture	ICE Futures US Currencies
EUR/USD (125) Future	FNX	KEOA Curncy	0#KEO:	FxFuture	ICE Futures US Currencies
GBP/AUD Future	FNX	ZBA Curncy	0#QAC:	FxFuture	ICE Futures US Currencies
GBP/CAD Future	FNX	ZIA Curncy	0#PCC:	FxFuture	ICE Futures US Currencies
GBP/CHF Future	FNX	YFA Curncy	0#SS:	FxFuture	ICE Futures US Currencies
GBP/JPY Future	FNX	YKA Curncy	0#SY:	FxFuture	ICE Futures US Currencies
GBP/NOK Future	FNX	ZKA Curncy	0#PKC:	FxFuture	ICE Futures US Currencies
GBP/NZD Future	FNX	ZHA Curncy	0#GNC:	FxFuture	ICE Futures US Currencies
GBP/USD Future	FNX	MPA Curncy	0#MM:	FxFuture	ICE Futures US Currencies
JPY/USD Future	FNX	KMCA Curncy	0#SNK:	FxFuture	ICE Futures US Currencies

MSN/USD Future	FNX	KMDA Curncy	0#KMP:	FxFuture	ICE Futures US Currencies
NOK/SEK Future	FNX	NJA Curncy	0#JN:	FxFuture	ICE Futures US Currencies
NZD/JPY Future	FNX	ZQA Curncy	0#ZJC:	FxFuture	ICE Futures US Currencies
NZD/USD Future	FNX	KMEA Curncy	0#KZX:	FxFuture	ICE Futures US Currencies
USD/CZK Future	FNX	VCAA Curncy	0#CV:	FxFuture	ICE Futures US Currencies
USD/HUF Future	FNX	VUAA Curncy	0#HU:	FxFuture	ICE Futures US Currencies
USD/NOK Future	FNX	KNTA Curncy	0#NT:	FxFuture	ICE Futures US Currencies
USD/SEK Future	FNX	KXAA Curncy	0#XK:	FxFuture	ICE Futures US Currencies
USD/ZAR Future	FNX	ZOA Curncy	0#ZR:	FxFuture	ICE Futures US Currencies
Corn Future	CBT	C A Comdty	0#C:	Agricultural	Chicago Board of Trade
Soybeans Future	CBT	S A Comdty	0#S:	Agricultural	Chicago Board of Trade
Wheat Future	CBT	W A Comdty	0#W:	Agricultural	Chicago Board of Trade
Cocoa Future	NYB	CCA Comdty	0#CC:	Agricultural	ICE Futures US Softs
Coffee C Future	NYB	KCA Comdty	0#KC:	Agricultural	ICE Futures US Softs
Cotton No.2 Future	NYB	CTA Comdty	0#CT:	Agricultural	ICE Futures US Softs
Sugar No.11 Future	NYB	SBA Comdty	0#SB:	Agricultural	ICE Futures US Softs
10 year US Treasury Notes Future	CBT	TYA Comdty	0#TY:	BondFuture	Chicago Board of Trade
2 year US Treasury Notes Future	CBT	TUA Comdty	0#TU:	BondFuture	Chicago Board of Trade
30 year US Treasury Bonds Future	CBT	USA Comdty	0#US:	BondFuture	Chicago Board of Trade
5 year US Treasury Notes Future	CBT	FVA Comdty	0#1FV:	BondFuture	Chicago Board of Trade
Ultra Long-Term T Bond Future	CBT	WNA Comdty	0#1AUL:	BondFuture	Chicago Board of Trade
10 year US Treasury Notes Option	CBT	TYA Comdty	0#1TY+	BondFuture	Chicago Board of Trade
10 year US Treasury Notes Week 1 Option	CBT	1MA Comdty	0#1TYW+	BondFuture	Chicago Board of Trade
10 year US Treasury Notes Week 2 Option	CBT	2MA Comdty	0#1TYW+	BondFuture	Chicago Board of Trade
10 year US Treasury Notes Week 3 Option	CBT	3MA Comdty	0#1TYW+	BondFuture	Chicago Board of Trade
10 year US Treasury Notes Week 4 Option	CBT	4MA Comdty	0#1TYW+	BondFuture	Chicago Board of Trade
10 year US Treasury Notes Week 5 Option	CBT	5MA Comdty	0#1TYW+	BondFuture	Chicago Board of Trade
2 year US Treasury Notes Option	CBT	TUA Comdty	0#1TU+	BondFuture	Chicago Board of Trade
30 year US Treasury Bond Option	CBT	USA Comdty	0#1US+	BondFuture	Chicago Board of Trade
30 year US Treasury Bond Week 1 Option	CBT	1CA Comdty	0#1USW+	BondFuture	Chicago Board of Trade
30 year US Treasury Bond Week 2 Option	CBT	2CA Comdty	0#1USW+	BondFuture	Chicago Board of Trade
30 year US Treasury Bond Week 3 Option	CBT	3CA Comdty	0#1USW+	BondFuture	Chicago Board of Trade
30 year US Treasury Bond Week 4 Option	CBT	4CA Comdty	0#1USW+	BondFuture	Chicago Board of Trade
30 year US Treasury Bond Week 5 Option	CBT	5CA Comdty	0#1USW+	BondFuture	Chicago Board of Trade
5 year US Treasury Notes Option	CBT	FVA Comdty	0#1FV+	BondFuture	Chicago Board of Trade
5 year US Treasury Notes Week 1 Option	CBT	1IA Comdty	0#2FVW+	BondFuture	Chicago Board of Trade
5 year US Treasury Notes Week 2 Option	CBT	2IA Comdty	0#2FVW+	BondFuture	Chicago Board of Trade

5 year US Treasury Notes Week 3 Option	CBT	3IA Comdty	0#2FVW+	BondFuture	Chicago Board of Trade
5 year US Treasury Notes Week 4 Option	CBT	4IA Comdty	0#2FVW+	BondFuture	Chicago Board of Trade
5 year US Treasury Notes Week 5 Option	CBT	5IA Comdty	0#2FVW+	BondFuture	Chicago Board of Trade
Ultra Long-Term T Bond Option	CBT	WNA Comdty	0#1AUL+	BondFuture	Chicago Board of Trade
10 year Italian Bond Future	EUX	IKA Comdty	0#FBTP:	BondFuture	EUREX
2 year Euro-Schatz Future	EUX	DUA Comdty	0#FGBS:	BondFuture	EUREX
3 year Italian Bond Future	EUX	BTSA Comdty	0#FBTS:	BondFuture	EUREX
Euro-BOBL Future	EUX	OEA Comdty	0#FGBM:	BondFuture	EUREX
Euro-BUND Future	EUX	RXA Comdty	0#FGBL:	BondFuture	EUREX
Euro-BUXL Future	EUX	UBA Comdty	0#FGBX:	BondFuture	EUREX
Euro-OAT Futures	EUX	OATA Comdty	0#FOAT:	BondFuture	EUREX
Mid-Term Euro-OAT Future	EUX	BTAA Comdty	0#FOAM:	BondFuture	EUREX
2 year Euro-Schatz Option	EUX	DUA Comdty	0#OGBS+	BondFuture	EUREX
Euro-BOBL Option	EUX	OEA Comdty	0#OGBM+	BondFuture	EUREX
Euro-BUND Option	EUX	RXA Comdty	0#OGBL+	BondFuture	EUREX
Long Gilt Future	LIF	G A Comdty	0#FLG:	BondFuture	NYSE LIFFE - London
Medium Gilt Future	LIF	WXA Comdty	0#H:	BondFuture	NYSE LIFFE - London
Short Gilt Future	LIF	WBA Comdty	0#G:	BondFuture	NYSE LIFFE - London
Brent Crude Monthly Future	ICE	COA Comdty	0#LCO:	Energy	ICE Futures Europe
WTI Crude Future	ICE	ENA Comdty	0#WTCL:	Energy	ICE Futures Europe
E-mini Crude Oil Future	NYM	ECA Comdty	0#QM:	Energy	CME.NYMEX Exchange
Heating Oil Future	NYM	HOA Comdty	0#HO:	Energy	CME.NYMEX Exchange
Henry Hub Natural Gas Future	NYM	NGA Comdty	0#NG:	Energy	CME.NYMEX Exchange
Light Sweet Crude Oil (WTI) Future	NYM	CLA Comdty	0#CL:	Energy	CME.NYMEX Exchange
NY Harbor RBOB Gasoline Future	NYM	XBA Comdty	0#RB:	Energy	CME.NYMEX Exchange
Light Sweet Crude Oil (WTI) American Option	NYM	CLA Comdty	0#CL+	Energy	CME.NYMEX Exchange
S&P 500 Volatility Index Future	CBF	UXA Index	0#VX:	EquityIndex	CBOE Futures Exchange
E-mini Dow Option	CBT	DMA Index	0#1YM+	EquityIndex	Chicago Board of Trade
E-Mini S&P 500 Future	CME	ESA Index	0#ES:	EquityIndex	Chicago Mercantile Exchange
Nasdaq-100 Future	CME	NQA Index	0#ND:	EquityIndex	Chicago Mercantile Exchange
Nikkei 225 (JPY) Future	CME	NHA Index	0#NIY:	EquityIndex	Chicago Mercantile Exchange
Nikkei 225 Future	CME	NXA Index	0#NK:	EquityIndex	Chicago Mercantile Exchange
E-Mini S&P 500 Option	CME	ESA Index	0#ES+	EquityIndex	Chicago Mercantile Exchange
E-mini S&P 500 Week 1 Option	CME	1EA Index	0#1ESW+	EquityIndex	Chicago Mercantile Exchange
E-mini S&P 500 Week 2 Option	CME	2EA Index	0#1ESW+	EquityIndex	Chicago Mercantile Exchange
E-mini S&P 500 Week 3 Option	CME	2EA Index	0#1ESW+	EquityIndex	Chicago Mercantile Exchange
E-mini S&P 500 Week 4 Option	CME	4EA Index	0#1ESW+	EquityIndex	Chicago Mercantile Exchange

S&P 500 Option	CME	SPA Index	0#SP+	EquityIndex	Chicago Mercantile Exchange
S&P 500 Week 1 Option	CME	1DA Index	0#1SPW+	EquityIndex	Chicago Mercantile Exchange
S&P 500 Week 2 Option	CME	2DA Index	0#1SPW+	EquityIndex	Chicago Mercantile Exchange
S&P 500 Week 3 Option	CME	2DA Index	0#1SPW+	EquityIndex	Chicago Mercantile Exchange
S&P 500 Week 4 Option	CME	4DA Index	0#1SPW+	EquityIndex	Chicago Mercantile Exchange
DAX Index Future	EUX	GXA Index	0#FDX:	EquityIndex	EUREX
FTSE 100 Index Future	LIF	Z A Index	0#FFI:	EquityIndex	NYSE LIFFE - London
30 day Federal Funds Future	CBT	FFA Comdty	0#FF:	InterestRate	Chicago Board of Trade
1 Month Eurodollar Future	CME	EMA Comdty	0#GLB:	InterestRate	Chicago Mercantile Exchange
Eurodollar Future	CME	EDA Comdty	0#GE:	InterestRate	Chicago Mercantile Exchange
EuroYen Future	CME	EDA Comdty	0#EY:	InterestRate	Chicago Mercantile Exchange
1 Month Eurodollar Option	CME	WCA Comdty	0#2EM+	InterestRate	Chicago Mercantile Exchange
Eurodollar Option	CME	EDA Comdty	0#1ED+	InterestRate	Chicago Mercantile Exchange
3 month Sterling Future	LIF	L A Comdty	0#FSS:	InterestRate	NYSE LIFFE - London
3 month Sterling Option	LIF	L A Comdty	0#FSS+	InterestRate	NYSE LIFFE - London
Copper Future	CMX	HGA Comdty	0#HG:	Metals	CME.COMEX division of NYMEX
Gold Future	CMX	GCA Comdty	0#GC:	Metals	CME.COMEX division of NYMEX
miNY Gold Future	CMX	BQA Comdty	0#QO:	Metals	CME.COMEX division of NYMEX
Silver Future	CMX	SIA Comdty	0#SI:	Metals	CME.COMEX division of NYMEX
Copper Option	CMX	HGA Comdty	0#HG+	Metals	CME.COMEX division of NYMEX
Gold Option	CMX	GCA Comdty	0#GC+	Metals	CME.COMEX division of NYMEX
Silver Option	CMX	SIA Comdty	0#SI+	Metals	CME.COMEX division of NYMEX
Palladium Future	NYM	PAA Comdty	0#PA:	Metals	CME.NYMEX Exchange
Platinum Future	NYM	PLA Comdty	0#PL:	Metals	CME.NYMEX Exchange
US Dollar Index Future	FNX	DXA Curncy	0#DX:	Other	ICE Futures US Currencies